UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2022

MINERALS TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11430	25-1190717
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

622 Third Avenue, New York, NY	10017-6707
(Address of Principal Executive Offices)	(Zip Code)

(212) 878-1800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	MTX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.          Entry into a Material Definitive Agreement

The items referred to under Item 2.03 below are incorporated herein by reference.

Item 2.03.          Creation of a Direct Financial Obligation

On August 11, 2022, Minerals Technologies Inc., a Delaware corporation (the “Company”), entered into a Refinancing Facility Agreement (the “Amendment”) to amend the credit agreement dated as of May 9, 2014 (as amended by the Refinancing Facility Agreement, dated as of June 23, 2015, the Second Amendment, dated as of February 14, 2017, the Third Amendment and Incremental Facility Amendment, dated as of April 18, 2018, and as further amended, supplemented, modified, restated, amended and restated or otherwise modified from time to time as of the date hereof, the “Credit Agreement”), among the Company, the borrowing subsidiaries party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (in such capacities, the “Administrative Agent”), and the other agents party thereto (the Credit Agreement, as amended by the Amendment, the “Amended Credit Agreement”). The Credit Agreement provided for, among other things, a $788,000,000 senior secured floating rate term loan facility (the “Existing Term Loan Facility”) and a $300,000,000 senior secured revolving credit facility (the “Existing Revolving Facility”).

The Amendment provides for, among other things, a new senior secured revolving credit facility with aggregate commitments of $300,000,000 (the “Refinancing Revolving Facility”), a portion of which may be used for the issuance of letters of credit and swingline loans, and a new senior secured term loan facility with aggregate commitments of $550,000,000 (the “Refinancing Term Loan Facility”). The Refinancing Revolving Facility and the Refinancing Term Loan Facility replace the Existing Revolving Facility and the Existing Term Loan Facility, respectively. The maturity date for loans under the Refinancing Revolving Facility and for loans under the Refinancing Term Loan Facility is August 11, 2027.

Loans under the Refinancing Revolving Facility and the Refinancing Term Loan Facility will bear interest at a rate equal to, at the election of the Company, Term SOFR plus a credit spread adjustment equal to 0.100% plus an applicable margin equal to 1.500% per annum or a base rate plus an applicable margin equal to 0.500% per annum, subject in each case to (a) an increase of 25 basis points in the event that, and for so long as, the Net Leverage Ratio (as defined in the Amended Credit Agreement) is greater than or equal to 3.00 to 1.00 as of the last day of the preceding fiscal quarter, (b) a decrease of 12.5 basis points in the event that, and for so long as, the Net Leverage Ratio is less than 2.00 to 1.00 and greater than or equal to 1.00 to 1.00 as of the last day of the preceding fiscal quarter and (c) an decrease of 25 basis points in the event that, and for so long as, the Net Leverage Ratio is less than 1.00 to 1.00 as of the last day of the preceding fiscal quarter.  The Company will pay certain fees under the Amended Credit Agreement, including (a) a commitment fee of 0.250% per annum on the undrawn portion of the Refinancing Revolving Facility (subject to a step-up to 0.300% and step-downs to 0.175% and 0.150% at the same levels described above), (b) a fronting fee of 0.125% per annum on the average daily undrawn amount of, plus unreimbursed amounts in respect of disbursements under, letters of credit issued under the Refinancing Revolving Facility and (c) customary annual administration fees.

The Company may incur incremental term loans and establish incremental revolving commitments under the Amended Credit Agreement in an aggregate amount of up to the greater of (x) $300,000,000 and (y) 100% of consolidated EBITDA for the four preceding fiscal quarters, plus such additional amounts as would not, on a pro forma basis, cause the Company’s ratio of total secured indebtedness (less unrestricted cash and cash equivalents) to consolidated EBITDA for the four preceding fiscal quarters to exceed 3.25 to 1.00, subject to certain conditions as set forth in the Amended Credit Agreement. In lieu of establishing such incremental facilities under the Amended Credit Agreement, the Company may also incur incremental secured and unsecured bonds or term loans pursuant to separate documentation, subject to the foregoing aggregate amount limitations and other terms and conditions as set forth in the Amended Credit Agreement.

Subject to certain conditions and exceptions, the Company will be required to prepay outstanding loans under the Refinancing Term Loan Facility in an amount equal to 100% of the net proceeds from the sale or transfer of assets of the Company or its subsidiaries that are not reinvested, the incurrence of certain debt and any insurance payments or condemnation awards.

The Amended Credit Agreement contains certain affirmative and negative covenants that, among other things, limit or restrict the ability of the Company and its restricted subsidiaries to: incur indebtedness; create liens; merge, consolidate, liquidate or dissolve; make investments (including acquisitions); sell assets; enter into sale and leaseback transactions; enter into speculative hedging arrangements; make certain restricted payments (including dividends); make payments of subordinated debt; enter into transactions with affiliates; enter into restrictive agreements; amend material documents; and make changes to the Company’s fiscal year. In addition, the Amended Credit Agreement contains financial covenants that require the Company to maintain (x) a maximum Net Leverage Ratio of 4.00 to 1.00 for the four fiscal quarter period preceding such day (subject to an increase to 5.00 to 1.00 for four quarters in connection with certain significant acquisitions) and (y) a minimum Interest Coverage Ratio of 3.00 to 1.00.

The obligations of the Company under the Amended Credit Agreement are unconditionally guaranteed jointly and severally by, subject to certain exceptions, all material domestic subsidiaries of the Company (the “Guarantors”) and secured, subject to certain exceptions, by a perfected first-priority security interest in substantially all of the tangible and intangible assets of the Company and the Guarantors.

The Amended Credit Agreement contains certain events of default including: nonpayment of principal when due; nonpayment of interest, fees or other amounts subject to a five-business day grace period; representations and warranties being materially incorrect; violation of covenants (subject to certain grace periods); cross-default and cross-acceleration under any agreement governing indebtedness in excess of $75,000,000; bankruptcy events; judgments in excess of $75,000,000; certain ERISA events; invalidity of liens and guarantees; and change of control.

The foregoing description of the Amendment and the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment, including the exhibits thereto, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1
Refinancing Facility Agreement dated as of August 11, 2022, among Minerals Technologies Inc., certain subsidiaries party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERALS TECHNOLOGIES INC.

Date: August 11, 2022	By:	/s/ Thomas J. Meek
		Name:	Thomas J. Meek
		Title:	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

MINERALS TECHNOLOGIES INC.

EXHIBIT INDEX

Exhibit No.	Description
10.1
Refinancing Facility Agreement dated as of August 11, 2022, among Minerals Technologies Inc., certain subsidiaries party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.